UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):

August 15, 2011 (August 10, 2011)

High Plains Gas, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-125068	26-3633813
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 East Lincoln St, Gillette, Wyoming

82717

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (307) 686-5030

3601 Southern Dr., Gillette, Wyoming 82718

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Sale of Shares to Ironridge Global Energy

On August 10, 2011, High Plains Gas, Inc. (the “Company”) agreed to issue  approximately 4,236,066 shares of Common Stock, subject to adjustment (the “Ironridge Shares”) to Ironridge Global Energy, a division of Ironridge Global IV, Ltd. (“Ironridge”), in settlement of $1,120,819.80 in accounts payable of the Company (the “Claim Amount”), plus attorney fees and costs.  The issuance is exempt from the registration requirements of the Securities Act as an issuance of securities in exchange for bona fide outstanding claims, where the terms and conditions of such issuance are approved by a court after a hearing upon the fairness of such terms and conditions.

The Ironridge Shares were issued pursuant to an Order Approving Stipulation for Settlement of Claims (the “Order”) between the Company and Ironridge entered by the Superior Court for the State of California, County of Los Angeles (Case No. BC466999) on August 10, 2011, in settlement of accounts payable of the Company purchased by Ironridge from creditors of the Company in the aggregate amount equal to the Claim Amount, plus fees and costs.  Pursuant to the agreed Order, Ironridge is entitled to 500,000 shares, plus that number of shares of Common Stock that is equal to the Claim Amount and reasonable attorney fees divided by seventy-five percent (75%) of the volume weighted average price as reported by Bloomberg over a period of time beginning on the date on which Ironridge receives the Ironridge Shares and ending on the date on which the aggregate trading volume of the Company’s common stock is equal to $3,362,459.40.  Based on the Company’s $0.30 closing share price on August 10, 2011, that would equate to 4,236,066 shares.  At no time may Ironridge and its affiliates collectively own more than 9.99% of the total number of shares of Common Stock outstanding.

The Company issued a related press release attached hereto as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits

High Plains Gas, Inc. includes by reference the following exhibits:

No.

Description

99.1

High Plains Gas, Inc. Press Release issued August 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

High Plains Gas, Inc.

Date: August 15, 2011

By:

  \s\ Brent Cook

Name:

Brent Cook

Title:

Chief Executive Officer

Principal Executive Officer

Date: August 15, 2011

By:

  \s\ Joseph Hettinger

Name:

Joseph Hettinger

Title:

Chief Financial Officer and Director

Principal Financial Officer